EXHIBIT 24.1
Power of Attorney
Power of Attorney

Each of the undersigned directors and officers of First Horizon Corporation, a Tennessee corporation (the “Company”), hereby appoints Hope Dmuchowski, Dane P. Smith, Jeff L. Fleming, Clyde A. Billings, Jr., Shannon M. Hernandez, John A. Niemoeller, and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution and re-substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under such Act of any previously registered shares of common stock or interests remaining unissued or unsold under any of the Company’s employee benefit plans registered under any of the following: registration statement No. 333-219052 on Form S-4 (including post-effective amendment No. 1 thereto on Form S-8); registration statement No. 333-235757 on Form S-4 (including post-effective amendment No. 1 thereto on Form S-8); and registration statements Nos. 333-16225, 333-16227, 333-70075, 333-91137, 333-92145, 333-56052, 333-73440, 333-73442, 333-108750, 333-109862, 333-123404, 333-124297, 333-124299, 333-133635, 333-156614, 333-166818, 333-181162, 333-211120, 333-212850, 333-238038, 333-239877, and 333-255580 on Forms S-8. This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to any of the listed registration statements after this date.

SIGNATURE	TITLE	DATE
/s/ D. Bryan Jordan	Chairman of the Board, President, and Chief Executive Officer and Director (principal executive officer)	April 25, 2023
D. Bryan Jordan
/s/ Hope Dmuchowski	Senior Executive Vice President and Chief Financial Officer (principal financial officer)	April 25, 2023
Hope Dmuchowski
/s/ Jeff L. Fleming	Executive Vice President and Chief Accounting Officer (principal accounting officer)	April 25, 2023
Jeff L. Fleming
/s/ Harry V. Barton, Jr.	Director	April 25, 2023
Harry V. Barton, Jr.
/s/ John N. Casbon	Director	April 25, 2023
John N. Casbon
/s/ John C. Compton	Director	April 25, 2023
John C. Compton
/s/ Wendy P. Davidson	Director	April 25, 2023
Wendy P. Davidson
/s/ William H. Fenstermaker	Director	April 25, 2023
William H. Fenstermaker

1	Exh. to Form 8-K Current Report 4/25/2023

EXHIBIT 24.1
Power of Attorney

SIGNATURE	TITLE	DATE
/s/ J. Michael Kemp, Sr.	Director	April 25, 2023
J. Michael Kemp, Sr.
/s/ Rick E. Maples	Director	April 25, 2023
Rick E. Maples
/s/ Vicki R. Palmer	Director	April 25, 2023
Vicki R. Palmer
/s/ Colin V. Reed	Director	April 25, 2023
Colin V. Reed
/s/ E. Stewart Shea, III	Director	April 25, 2023
E. Stewart Shea, III
/s/ Cecelia D. Stewart	Director	April 25, 2023
Cecelia D. Stewart
/s/ Rosa Sugrañes	Director	April 25, 2023
Rosa Sugrañes
/s/ R. Eugene Taylor	Director	April 25, 2023
R. Eugene Taylor

2	Exh. to Form 8-K Current Report 4/25/2023